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                                                                    Exhibit 23.2


              Consent of Ernst & Young LLP, Independent Auditors


  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-_____) and related Prospectus of Alco Capital Resource, Inc. for the registration of $1,000,000,000 of debt securities and to the incorporation by reference therein of our report dated October 17, 1994, with respect to the financial statements of Alco Capital Resource, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania

May 10, 1995